AMENDMENT NO. 1

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 1, effective May 1, 2012 to the Amended and Restated Participation Agreement, (the “Agreement”), dated March 15, 2010, among AXA Equitable Life Insurance Company, MFS Variable Insurance Trust, MFS Variable Insurance Trust II, and MFS Fund Distributors, Inc. (collectively, the “Parties”).

WHEREAS, the Parties wish to add Separate Account 70 to Schedule A of the Agreement;

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President

MFS VARIABLE INSURANCE TRUST MFS VARIABLE INSURANCE TRUST II

By:
Name:	Susan S. Newton
Title:
MFS FUND DISTRIBUTORS, INC.

By:
Name:	James A. Jessee
Title:	President

As of May 1, 2012

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
Separate Account FP of the Equitable Life Assurance Society of the United States (4/19/85)	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

Separate Account No. 65 of the Equitable Life Assurance Society of the Unites States (9/19/96)	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

AXA Equitable Separate Account 49 November 17, 1994	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

A	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

I	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

45	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

66	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

70	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
206	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

301	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

(1)	Portfolios Applicable to Policies:

VIT I	VIT II
MFS Core Equity Series	MFS Blended Research Core Equity Portfolio
MFS Global Equity Series	MFS Blended Research Growth Portfolio
MFS Growth Series	MFS Blended Research Value Portfolio
MFS High Income Series	MFS Emerging Markets Equity Portfolio
MFS Investors Growth Stock Series	MFS Global Growth Portfolio
MFS Investors Trust Series	MFS Global Research Portfolio
MFS Mid Cap Growth Series	MFS Global Total Return Portfolio
MFS New Discovery Series	MFS International Growth Portfolio
MFS Research Bond Series	MFS International Value Portfolio
MFS Research International Series	MFS Research International Portfolio
MFS Research Series	MFS Technology Portfolio
MFS Strategic Income Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

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